UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 5, 2006

INTERVIDEO, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49809	94-3300070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46430 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 651-0888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 5, 2006, InterVideo Digital Technology Corp., a wholly-owned subsidiary of InterVideo, Inc. (“InterVideo”), entered into a merger agreement with Ulead Systems, Inc (“Ulead”). Pursuant to the merger agreement, Ulead will merge into InterVideo Digital Technology Corp. at the consideration of NT$30 (approximately U.S$0.93) per share. InterVideo currently owns 48,817,395 shares of Ulead, or approximately 67% of the issued shares of Ulead. Upon completion of the merger, InterVideo will assume 100% of all assets and liabilities of Ulead. The merger is subject to approval by the shareholders of Ulead.

A translated copy of the merger agreement will be filed with InterVideo’s Form 10-Q for the quarter ended June 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVIDEO, INC.

By:	/s/ Randall Bambrough
Randall Bambrough Chief Financial Officer

Date: July 11, 2006